Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of March 1, 2021, is made by and among Ascendant Digital Acquisition Corp., a Cayman Islands exempted company (“Acquiror”), Beacon Street Group, LLC, a Delaware limited liability company (the “Company”) and Ascendant Sponsor LP, a Cayman Islands exempted limited partnership (the “Sponsor”). Acquiror, the Company and the Sponsor shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, Acquiror, the Company, the members of the Company and Shareholder Representative Services LLC, a Colorado limited liability company, entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, as of the date of this Agreement, the Sponsor is the record and beneficial owner of 10,170,000 of the issued and outstanding Cayman Acquiror Class B Shares; and

WHEREAS, the Business Combination Agreement contemplates that, as a condition and inducement to the Company’s willingness to enter into the Business Combination Agreement, the Parties will enter into this Agreement simultaneously with the execution and delivery of the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Sponsor will, on the terms and subject to the conditions of this Agreement, agree to vote to adopt and approve the Business Combination Agreement and the other documents contemplated thereby (including the applicable Transaction Agreements) and the transactions contemplated thereby and hereby;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. From the date hereof until the Termination Date (as defined below), the Sponsor hereby irrevocably and unconditionally agrees:

a. to vote at any meeting of the shareholders of Acquiror, and in any action by written resolution of the shareholders of Acquiror, all of the Sponsor’s Cayman Acquiror Shares (together with any other equity securities of Acquiror that the Sponsor holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof (including any shares of Domesticated Acquiror Class A Common Stock), collectively, the “Subject Acquiror Equity Securities”) (i) in favor of adoption and approval of the Acquiror Shareholder Matters and (ii) against, and withhold consent with respect to, any other matter, action or proposal that (x) would reasonably be expected to result in (1) a breach of any of Acquiror’s covenants, agreements or obligations under the Business Combination Agreement or (2) any of the conditions to the Closing set forth in Sections 10.01 or 10.03 of the Business Combination Agreement not being satisfied or (y) otherwise is in opposition to or competition with, or would reasonably be expected to materially frustrate or materially impede, any of the Acquiror Shareholder Matters,

b. if a meeting is held in respect of the matters set forth in clause (a), to appear at the meeting, in person or by proxy, or otherwise cause all of the Subject Acquiror Equity Securities to be counted as present thereat for purposes of establishing a quorum, and

c. not to redeem, elect to redeem or tender or submit any of the Subject Acquiror Equity Securities for redemption pursuant to the Acquiror Organizational Documents in connection with such shareholder approval or the Transactions.

d. vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Subject Acquiror Equity Securities against any change in business, management or board of directors of Acquiror (other than in connection with the Transactions and the other proposals related to the Transactions).

Prior to any valid termination of the Business Combination Agreement, the Sponsor agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions and on the terms and subject to the conditions set forth in the Business Combination Agreement and the other Transaction Agreements. The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Transactions or any action described above is recommended by Acquiror’s board of directors.

2. Transfer of Shares.

a. The Sponsor hereby agrees that it shall not, during the period commencing on the date hereof and until the Termination Date, (i) sell, assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, in each case with respect to any Subject Acquiror Equity Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Acquiror Equity Securities or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (any of the actions described in clauses (i) – (iii), a “Transfer”), (iv) deposit any of the Subject Acquiror Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of the Subject Acquiror Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement or (v) take any action that would prevent or materially delay the performance of its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (A) to Acquiror’s officers or directors, any affiliate or family member of any of Acquiror’s officers or directors, any affiliate of the Sponsor or to any members of the Sponsor or any of their affiliates, (B) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization, (C) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual, (D) in the case of an individual, pursuant to a qualified domestic relations order, (E) by private sales or transfers made in connection with any forward purchase agreement or similar agreement at prices no greater than the price at which the securities were originally purchased, (F) in the event of Acquiror’s liquidation, (G) by virtue of the laws of the Cayman Islands or the Sponsor’s partnership agreement upon dissolution of the Sponsor; or (H) in the event of the Company’s liquidation, merger, share exchange or other similar transaction which results in all of Acquiror’s shareholders having the right to exchange their shares of Cayman Acquiror Class A Shares for cash, securities or other property; provided, however, that in the case of clauses (A) – (H), these permitted transferees must enter into a written agreement agreeing to be bound by this Agreement.

b. The Sponsor agrees that (a) prior to the Termination Date, it shall not request that the Acquiror register the Transfer (book entry or otherwise) of any of the Subject Acquiror Equity Securities if such Transfer is not permitted by this Agreement and (b) as soon as reasonably practicable following the date of this Agreement, it shall advise the Acquiror’s transfer agent in writing that the Subject Acquiror

Equity Securities are subject to the restrictions set forth herein and, in connection therewith, provide such transfer agent with such information as is reasonable to ensure compliance with such restrictions; for the avoidance of doubt, the obligations of Acquiror under this Section 2(b) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject Acquiror Equity Securities.

3. Other Covenants.

a. From the date hereof until the Termination Date, the Sponsor hereby agrees, in its capacity as a stockholder of Acquiror, to be bound by and subject to (i) Sections 9.04(a) and (b) (Confidentiality; Access to Information) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Sponsor is directly a party thereto, and (ii) Section 9.05(vi) (Reasonable Best Efforts) and Sections 9.11(b) and (c) (No Solicitation) of the Business Combination Agreement to the same extent as such provisions apply to Acquiror (but for the avoidance of doubt, without expanding the definition of “Acquiror Business Combination”), as if the Sponsor is directly a party thereto.

b. The Sponsor acknowledges and agrees that the Company is entering into the Business Combination Agreement in reliance upon the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, the Company would not have entered into, or agreed to consummate the transactions contemplated by, the Business Combination Agreement.

c. The Sponsor hereby irrevocably and unconditionally (but subject to the termination of the Transactions) (i) acknowledges that pursuant to Section 17.2 of the Acquiror Organizational Documents and by virtue of the Domestication, all of its Cayman Acquiror Class B Shares shall convert into Cayman Acquiror Class A Shares at the Initial Conversion Ratio (as defined in the Acquiror Organizational Documents), (ii) waives, to the fullest extent permitted by law and the Acquiror Organizational Documents, for itself, its successors and assigns (including any permitted transferees under Section 2.a.) any adjustment to the Initial Conversion Ratio to which it would otherwise be entitled pursuant to Section 17.3 of the Acquiror Organizational Documents or otherwise and (iii) agrees not to assert or perfect any rights to adjustment or other anti-dilution protections with respect to the rate that the Cayman Acquiror Class B Shares convert into Cayman Acquiror Class A Shares in connection with the Transactions.

d. At the Closing (and for the avoidance of doubt, following the Domestication), the Sponsor shall deliver electronically through DTC, using DTC’s Deposit/Withdrawal At Custodian System, to the Escrow Agent, the Sponsor Earn Out Shares.

4. Representations and Warranties. The Sponsor represents and warrants to the Company and Acquiror as follows:

a. The Sponsor is duly organized, validly existing and in good standing under the Applicable Legal Requirements of the Cayman Islands, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary actions on the part of the Sponsor.

b. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (A) conflict with or result in a violation of the organizational documents of the Sponsor, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon the Sponsor or the Sponsor’s Subject Acquiror Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement. There are no Legal Proceedings pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, before (or, in the case of threatened Legal Proceedings, that would be before) any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement. The Sponsor has not entered into any agreement that would materially restrict, materially limit or materially interfere with the performance of its obligations hereunder.

c. This Agreement has been duly and validly executed and delivered by the Sponsor and, assuming the due authorization, execution and delivery by the other Parties hereto, constitutes the legal and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except insofar as enforceability may be limited by the Remedies Exception.

d. The Sponsor is the sole beneficial and record owner of all of the Subject Acquiror Equity Securities set forth on Schedule 7.03(a) of the Acquiror Disclosure Letter, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (A) this Agreement, (B) the Acquiror Organizational Documents, (C) the Business Combination Agreement, (D) the Registration Rights Agreement, dated July 23, 2020, by and among Acquiror, the Sponsor and the other parties thereto or (E) securities-related Applicable Legal Requirements.

Acquiror and the Company each hereby acknowledges that, except as expressly provided above in this Section 4 or as expressly provided in any other Transaction Agreement to which Sponsor is a party, the Sponsor has not made, is not making, nor shall be deemed to make, any representation or warranty whatsoever, express or implied, at law or in equity, to Acquiror or the Company or any of their respective Affiliates or representatives or any other person, with respect to the Sponsor or otherwise. Without limiting the foregoing, the Sponsor shall not be deemed to make to Acquiror or the Company or any of their respective Affiliates or representatives, any representation or warranty other than as expressly made by the Sponsor above in this Section 4.

5. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Closing, (b) the valid termination of the Business Combination Agreement in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of the Sponsor, Acquiror and the Company (the earliest such date under clause (a), (b) and (c) being referred to herein as the “Termination Date”). None of the representations, warranties, covenants or agreements in this Agreement shall survive the Termination Date and upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further rights, obligations, liabilities, claims or causes of action (whether in contract or in tort or otherwise, or whether at law or in equity), in each case, under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to clauses (b) or (c) of this Section 5 shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud and (ii) Sections, 6, 7 and 8 shall survive any termination of this Agreement.

6. No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Transaction Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Affiliate of the Company or any Affiliate of Acquiror (other than the Sponsor, on the terms and subject to the conditions set forth herein), and (b) none of the Affiliates of the Company or the Affiliates of Acquiror (other than the Sponsor, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

7. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than solely in its capacity as a record holder and beneficial owner of the Subject Acquiror Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor in his, her or its capacity as a member of the board of directors (or other similar governing body) of Acquiror or any of its Affiliates or as an officer, employee, agent, representative or fiduciary of Acquiror or any of its Affiliates, in each case, acting in such person’s capacity as a director (or member of such other similar governing body), officer, employee, agent, representative or fiduciary of Acquiror or such Affiliate.

8. General Provisions.

a. Incorporation by Reference. Sections 9.07 (No Claim Against Trust Account), 13.03 (Interpretation), 13.04 (Counterparts; Electronic Delivery), 13.06 (Severability), 13.07 (Other Remedies; Specific Performance), 13.08 (Governing Law), 13.09 (Consent to Jurisdiction; Waiver of Jury Trial), 13.10 (Rules of Construction) and 13.12 (Assignment) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

b. Notices. Any notice or other communication to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 13.02 of the Business Combination Agreement to the applicable Party. For the foregoing purposes, communications to the Sponsor, to be valid, must be addressed as follows:

667 Madison Ave., 5th Floor

New York, NY 10065

Attention: David Gomberg

Email: david@ascendant.digital

c. Entire Agreement. This Agreement together with the Business Combination Agreement and the other Transaction Agreements, including the Exhibits and Schedules hereto and thereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Termination Date, of Persons pursuant to the provisions of Section 6 (which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

d. Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of Acquiror, the Company and the Sponsor.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ASCENDANT DIGITAL ACQUISITION
CORP.

By:	/s/ Mark Gerhard
	Name:	Mark Gerhard
	Title:	Chief Executive Officer

ASCENDANT SPONSOR LP

By:	/s/ Mark Gerhard
	Name:	Mark Gerhard
	Title:	Authorized Representative

BEACON STREET GROUP, LLC

By:	/s/ Mark Arnold
	Name:	Mark Arnold
	Title:	Chief Executive Officer